EXHIBIT 99.3

AINOS, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS – ADOPTED AUGUST 20 2021

1.0	PURPOSE OF THE COMMITTEE

The Audit Committee (the “Audit Committee”) is appointed by the Board of Directors (the “Board”) of AINOS, INC., a Texas corporation (the “Company”), to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s:

•	corporate accounting and reporting practices and the quality and integrity of the Company’s consolidated financial statements;

•	reports and systems of internal control over financial reporting (the “Internal Controls”); and

•	qualifications, independence and performance of the Company’s independent registered public accounting firm engaged for the purposes of preparing or issuing an audit report or performing audit services (the “Auditors”).

The policy of the Audit Committee in discharging these obligations shall be to maintain and foster an open avenue of communication between the Audit Committee, the Internal Audit Executive (as defined below) appointed by Audit Committee or other members of the Company’s internal audit department (the “Internal Auditors”), the Auditors and the Company’s financial management. The Audit Committee shall also provide oversight in connection with legal, regulatory and ethical compliance programs as established by management and help the Board oversee the Company’s legal and regulatory compliance. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and the Texas Business Organizations Law.

2.0	AUTHORITY OF THE COMMITTEE

In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention as necessary and appropriate. The Audit Committee shall have authority to:

•	appoint, determine compensation for, at the expense of the Company, and retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934 and the rules thereunder and otherwise to fulfill its responsibilities under this Charter;

AINOS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS –

AUGUST 20 2021 – ADOPTED

•	retain and determine compensation for, at the Company’s expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties;

•	pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Audit Committee, are necessary or appropriate in carrying out its duties; and

•	without limitation, comply with Rule 10A-3(b)(2), (3), (4) and (5) under the Securities Exchange Act (the “Act”) (subject to the exemptions provided in Rule 10A-3(c) under the Act), concerning responsibilities relating to registered public accounting firms; complaints relating to accounting; internal accounting controls or auditing matters; authority to engage advisers; and funding.

The Audit Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Audit Committee to discharge his or her responsibilities hereunder. The Audit Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or Internal Auditors or investment bankers, or any other consultant or advisor to the Company, attend any meeting of the Audit Committee or meet with any of its special legal, accounting or other advisors and consultants for any matter within the Audit Committee purview. The Audit Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Audit Committee.

The approval of this Charter by the Board shall be construed as a delegation of authority to the Audit Committee with respect to the responsibilities set forth herein.

3.0	COMPOSITION OF COMMITTEE

Audit Committee members shall meet the independence and experience requirements of The Nasdaq Stock Market LLC (“Nasdaq”) applicable to Audit Committee members as in effect from time to time, when and as required by Nasdaq, as well as the rules and regulations of the Securities and Exchange Commission (the “SEC”) and applicable provisions of the Sarbanes-Oxley Act of 2002.

The Audit Committee shall be comprised of at least three (3) “Independent Directors” (as defined under Nasdaq Rule 5605(a)(2)), one of whom shall serve as Chairperson, and none of whom shall be an employee and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board, in accordance with Nasdaq requirements.

AINOS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS –

AUGUST 20 2021 – ADOPTED

All members of the Audit Committee must (i) be an Independent Director; (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Act (subject to the exemptions provided in Rule 10A-3(c) under the Act); (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) be financially literate, meaning able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement in accordance with listing standards. At least one member of the Audit Committee shall qualify as an “audit committee financial expert” (as defined by the SEC from time to time).

The members of the Audit Committee and the Chairperson shall be appointed by the Board, on the recommendation of the Executive Committee, and serve at the discretion of the Board in accordance with the Company’s Bylaws. Audit Committee members will serve such terms as the Board may fix. Vacancies occurring on the Audit Committee shall be filled by the Board.

4.0	MEETINGS AND MINUTES

4.1

MEETINGS. The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate, including by written consent. In addition, the Audit Committee should communicate with management and the Auditors quarterly to review the Company’s financial statements and significant findings based upon the Auditors’ limited review procedures.

4.2	MINUTES. Minutes of each meeting of the Audit Committee shall be kept and distributed to each member of the Audit Committee, CFO and the Secretary of the Company.

5.0	RESPONSIBILITIES AND DUTIES

The Audit Committee shall oversee the Company’s financial reporting process (including direct oversight of the Auditors) on behalf of the Board, and shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors and any other registered public accounting firm engaged for the purpose of performing other review or attest services for the Company.

The Auditors and each such other registered public accounting firm shall report directly and be accountable to the Audit Committee.

The Audit Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Audit Committee’s purpose and policy, the Audit Committee shall be charged with the functions and processes described below, with the understanding, however, that the Audit Committee may supplement or (except as otherwise required by law or the applicable rules) deviate from these activities as appropriate under the circumstances.

AINOS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS –

AUGUST 20 2021 – ADOPTED

5.1	REVIEW PROCEDURES

5.1.1	Review and assess the adequacy of this Charter, annually in accordance with Nasdaq rules and regulations. Submit the Charter or any recommendations of proposed changes to the Board for approval.

5.1.2

Review and recommend to the Board, upon completion of the annual audit, the financial statements, any internal controls report, and as appropriate, “Risk Factors” to be included in the Company’s Annual Report on Form 10-K and any internal controls report. Review should include oversight of the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), the nature of significant risks and exposures, any audit adjustments noted or proposed by the Auditors (whether “passed” or implemented in the financial statements), the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the Auditors.

5.1.3

In consultation with the management, the Internal Auditors and the Auditors, review the Company’s guidelines and policies with respect to risk assessment, risk management and internal financial and disclosure controls.

5.1.4

Discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the SEC of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under applicable standards.

5.1.5

To review generally with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings outlook provided to analysts and ratings agencies. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this discussion.

5.1.6

Review periodically, either individually or as a committee and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the SEC.

AINOS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS –

AUGUST 20 2021 – ADOPTED

5.1.7

Review with management, the Internal Auditors and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives, any off-balance sheet structures and any other significant reporting issues and judgments.

5.2	INDEPENDENT AND INTERNAL AUDITORS

5.2.1

The Auditors are ultimately accountable to the Audit Committee and Board as representatives of the Company’s stockholders. The Audit Committee shall review the independence and performance of the Auditors (including the Auditor’s lead partner) and annually select the Auditors or approve any discharge of Auditors when circumstances warrant.

5.2.2	Review and determine the engagement of the Auditors, including the scope of and plans for the audit, the adequacy of staffing and the compensation to be paid to the Auditors.

5.2.3

Review and approve the retention of Auditors to perform any proposed permissible non-audit services, including the compensation to be paid therefor, authority for which may be delegated to one or more Audit Committee members, provided that to the extent provided by law all approvals of non-audit services pursuant to this delegated authority be presented to the full Audit Committee at its next meeting.

5.2.4

Monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable law and to consider periodically, if deemed appropriate, adopting a policy regarding rotation of auditing firms.

5.2.5

On an annual basis, consistent with applicable rules and requirements of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), receive and review written disclosures from the Auditors delineating all relationships between the Auditors, or their affiliates, and the Company, or persons in financial oversight roles at the Company, that may reasonably be thought to bear on independence and a letter from the Auditors affirming their independence, to consider and discuss with the Auditors any potential effects of any such relationships on the independence of the Auditors as well as any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

AINOS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS –

AUGUST 20 2021 – ADOPTED

5.2.6

At least annually, to discuss with the Auditors the matters required to be discussed by Auditing Standard No. 1301 and 2410, Communications with Audit Committees and Related Parties, adopted by the PCAOB and any other matters required to be discussed by any other applicable rules or requirements of the PCAOB (including any successor rule adopted by the PCAOB), including any fraud or illegal acts.

5.2.7

Review the audit plans of the Company’s Internal Auditors, discuss scope, staffing, compensation, locations, reliance upon management and general audit approach and any significant reports prepared by the Internal Auditors as well as management’s responses, approve the hiring and dismissal of an executive officer responsible for coordinating the internal audit (the “Internal Audit Executive”), to review periodically the Internal Auditors’ function to ensure that the function has guidelines that allow it to operate effectively, and ensure that the Internal Audit Executive (and those reporting to the Internal Audit Executive on internal audit matters) has access to the Company’s records as necessary to permit the function to operate effectively.

5.2.8	Consider the Auditors’ judgments about the quality and appropriateness of the Company’s staffing and accounting principles as applied in its financial reporting.

5.2.9

Review with the Auditors any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management, and to confer with the senior management of the Company and the Auditors, as appropriate, regarding any deficiencies, the scope, adequacy and effectiveness of internal control over financial reporting.

5.2.10

Consider and review with management, the Internal Auditors and Auditors, outside counsel, as appropriate, and, in the judgment of the Audit Committee, such special counsel, separate accounting firm and other consultants and advisors as the Audit Committee deems appropriate, any correspondence with regulators or governmental agencies, litigation or legal matters that could have a significant impact on the Company’s financial results and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

AINOS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS –

AUGUST 20 2021 – ADOPTED

5.2.11

Review with the Auditors and management, and ultimately resolve, any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and review with the Auditors any difficulties the Auditors encountered in the course of the audit work, including restrictions on the scope of work or access to requested information.

5.2.12	To review with the Auditors, as appropriate, material communications between the audit team and the Auditors’ national office with respect to accounting or auditing issues presented by the engagement.

5.2.13

Meet periodically in separate sessions as an Audit Committee and meet periodically with the Auditors, senior management and the Internal Audit Executive to discuss any matters that the Audit Committee, the Auditors, senior management or the Internal Audit Executive believe should be privately discussed.

5.2.14

To ensure receipt from the Auditors of a formal written statement delineating all relationships between the Auditor and the Company, actively engaging in a dialogue with the Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the Auditor.

5.3	LEGAL COMPLIANCE AND RISK MANAGEMENT

5.3.1

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters as required by applicable law and as deemed appropriate.

5.3.2

Investigate any matter brought to the attention of the Audit Committee within the scope of its duties if, in the judgment of the Audit Committee, such investigation is necessary or appropriate. The Chairperson of the Audit Committee may represent the entire Audit Committee in making such determination.

5.3.3

In conjunction with the Executive Committee, review on a periodic basis with senior management any proposed revisions to, and compliance with, the Company’s Code of Conduct and Code of Ethics for Senior Financial Officers (as defined by the US Securities and Exchange Commission).

AINOS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS –

AUGUST 20 2021 – ADOPTED

5.3.4

Review and discuss with management the Auditors. the Company’s processes and policies on risk identification, management and assessment in all areas of the Company’s business, including financial and accounting. Areas of focus shall include but not be limited to the Company’s policies and other matters relating to the Company’s investments, cash management and foreign exchange management, major financial risk exposures, the adequacy and effectiveness of the Company’s information security policies and practices and the internal controls regarding information security, and the steps taken by management to monitor and mitigate or otherwise control these exposures and to identify future risks.

5.4	OTHER RESPONSIBILITIES

5.4.1	Annually prepare a report to stockholders as required by the SEC and to be included in the Company’s proxy statement.

5.4.2

Report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Auditors, the performance of the Company’s internal audit functions or such other matters as the Audit Committee deems appropriate from time to time or whenever it shall be called upon to do so.

5.4.3	The Audit Committee shall review, discuss and assess its own performance as well as the Audit Committee’s role and responsibilities as outlined in this Charter annually.

5.4.4	The Audit Committee shall review this Charter annually and file an annual certification by the Company with respect to its annual review with applicable regulatory authorities.

5.4.5

Perform any other activities consistent with this Charter, the Company’s Bylaws, and governing law, as the Audit Committee or the Board deems necessary or appropriate. Perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

AINOS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS –

AUGUST 20 2021 – ADOPTED

6.0	MANAGEMENT RESPONSIBILITIES

It shall be the responsibility of management to (1) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, (2) devise and maintain an effective system of internal accounting controls, (3) devise and maintain effective disclosure controls and procedures and internal controls over financial reporting and (4) prepare financial statements that are accurate and complete and fairly present the financial condition, results of operations and cash flows of the Company, and further does not relieve the independent auditors of their responsibilities relating to the audit or review of financial statements. These functions shall neither be the responsibility of the Audit Committee, nor shall it be the Audit Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to generally accepted accounting principles or otherwise comply with applicable laws.

7.0	ADOPTIONS, REVIEWS AND REVISIONS

As of July 30, 2021 – No prior policy

Adopted – August 20, 2021

AINOS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS –

AUGUST 20 2021 – ADOPTED